                                                                     Exhibit 3.6









                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           WESTERN AUTO SUPPLY COMPANY

                             a Delaware corporation

                                Table of Contents

                                                                                Page
                                                                                ----
ARTICLE I      Offices .......................................................   1
   Section 1.1    Registered Office ..........................................   1
   Section 1.2    Principal Executive Office .................................   1
   Section 1.3    Other Offices ..............................................   1

ARTICLE II     Stockholders ..................................................   1
   Section 2.1    Annual Meetings ............................................   1
   Section 2.2    Special Meetings ...........................................   1
   Section 2.3    Notice of Meetings .........................................   1
   Section 2.4    Adjournments ...............................................   2
   Section 2.5    Quorum .....................................................   2
   Section 2.6    Organization ...............................................   2
   Section 2.7    Voting; Proxies ............................................   2
   Section 2.8    Fixing Date for Determination of Stockholders of Record ....   3
   Section 2.9    List of Stockholders Entitled to Vote ......................   4
   Section 2.10   Inspectors of Election .....................................   4
   Section 2.11   Consent of Stockholders in Lieu of Meeting .................   5

ARTICLE III    Board of Directors ............................................   5
   Section 3.1    Powers .....................................................   5
   Section 3.2    Number of Directors ........................................   5
   Section 3.3    Election and Term of Office ................................   5
   Section 3.4    Election of Chairman of the Board ..........................   5
   Section 3.5    Vacancies and Additional Directorships .....................   6
   Section 3.6    Regular Meetings ...........................................   6
   Section 3.7    Special Meetings ...........................................   6
   Section 3.8    Telephonic Meetings Permitted ..............................   6
   Section 3.9    Quorum; Vote Required for Action ...........................   6
   Section 3.10   Organization ...............................................   6
   Section 3.11   Action by Directors Without a Meeting ......................   6
   Section 3.12   Compensation of Directors ..................................   7
   Section 3.13   Removal ....................................................   7

ARTICLE IV     Committees ....................................................   7
   Section 4.1    Committees .................................................   7
   Section 4.2    Committee Rules ............................................   7

ARTICLE V      Officers ......................................................   8
   Section 5.1    Officers; Election .........................................   8
   Section 5.2    Term of Office; Resignation; Removal; Vacancies ............   8

                                                                                Page
                                                                                ----
   Section 5.3    Powers and Duties ..........................................    8



ARTICLE VI     Indemnification of Directors, Officers, Employees and Other
               Corporate Agents ..............................................    9
   Section 6.1    Actions, Suits or Proceedings Other Than Those by or in the
                  Right of the Corporation ...................................    9
   Section 6.2    Actions, Suits or Proceedings by or in the Right of the
                  Corporation ................................................    9
   Section 6.3    Expenses Incurred ..........................................   10
   Section 6.4    Determination of Indemnification ...........................   10
   Section 6.5    Advance of Expenses ........................................   10
   Section 6.6    Non-exclusivity ............................................   10
   Section 6.7    Insurance ..................................................   10
   Section 6.8    Inclusion of Constituent Corporation .......................   10
   Section 6.9    Inclusion of Other Terms ...................................   11
   Section 6.10   Continuation of Indemnification ............................   11

ARTICLE VII    Stock .........................................................   11
   Section 7.1    Certificates ...............................................   11
   Section 7.2    Lost, Stolen or Destroyed Stock Certificates; Issuance of
                  New Certificates ...........................................   12

ARTICLE VIII   Miscellaneous .................................................   12
   Section 8.1    Fiscal Year ................................................   12
   Section 8.2    Seal .......................................................   12
   Section 8.3    Waiver of Notice of Meetings of Stockholders, Directors and
                  Committees .................................................   12
   Section 8.4    Interested Directors; Quorum ...............................   12
   Section 8.5    Form of Records ............................................   13
   Section 8.6    Amendment of Bylaws ........................................   13
   Section 8.7    Gender .....................................................   13

                                    ARTICLE I

                                     Offices
                                     -------

     Section 1.1 Registered Office. The registered office of Western Auto Supply
                 -----------------
Company (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and the name of the registered agent at that address shall be The Corporation Trust Company.

     Section 1.2 Principal Executive Office. The principal executive office of
                 --------------------------
the Corporation shall be at 5673 Airport Road, Roanoke, Virginia 24012.

     Section 1.3 Other Offices. The Corporation may also have an office or
                 -------------
offices at such other place or places, either within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  Stockholders
                                  ------------

     Section 2.1 Annual Meetings. An annual meeting of stockholders shall be
                 ---------------
held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. In the absence of any such designation, stockholders' meetings shall be at the principal executive office of the Corporation. Any other proper business may be transacted at the annual meeting.

     Section 2.2 Special Meetings. Special meetings of stockholders may be
                 ----------------
called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     Section 2.3 Notice of Meetings. Whenever stockholders are required or
                 ------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     Section 2.4  Adjournments. Any meeting of stockholders, annual or special,
                  ------------
may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5  Quorum. At each meeting of stockholders, except where
                  ------
otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.6  Organization. Meetings of stockholders shall be presided over
                  ------------
by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.7  Voting; Proxies. Unless otherwise provided in the Certificate
                  ---------------
of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable, facsimile transmission or other means of electronic transmission) by the stockholder himself or his duly authorized attorney-in-fact; provided, however, that any such telex, telegram, cablegram, facsimile transmission or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telex, telegram, cablegram, facsimile transmission or other means of electronic transmission was authorized by the stockholder. If it is determined that such telexes, telegrams, cablegrams, facsimile transmissions or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing sentences of this Section 2.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Execution of the proxy may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless required by Section 2.10 of these Bylaws or unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors or otherwise, all elections and questions shall, unless otherwise provided by law, by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

     Section 2.8 Fixing Date for Determination of Stockholders of Record. In
                 -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of, or to vote, at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of, or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent such action by the stockholders is permitted by these Bylaws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board or Directors may fix a new record date for the adjourned meeting.

     Section 2.9  List of Stockholders Entitled to Vote. The Secretary shall
                  -------------------------------------
prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.10 Inspectors of Election. Before any meeting of stockholders,
                  ----------------------
the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and at the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting or by the chairman of the meeting at the meeting.

     The duties of these inspectors shall be as follows:

     (a) to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     (b) to receive votes, ballots, or consents;

     (c) to hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d) to count and tabulate all votes and consents;

     (e) to determine the election result; and

     (f) to do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

     Section 2.11 Consent of Stockholders in Lieu of Meeting. Unless otherwise
                  ------------------------------------------
provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice or without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               Board of Directors
                               ------------------

     Section 3.1 Powers. The business and affairs of the Corporation shall be
                 ------
managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

     Section 3.2 Number of Directors. The Board of Directors shall consist of
                 -------------------
one or more members, the members thereof to be determined from time to time by resolution of the Board of Directors or by resolution of the stockholders. Directors need not be stockholders.

     Section 3.3 Election and Term of Office. Each director shall hold office
                 ---------------------------
until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent directors.

     Section 3.4 Election of Chairman of the Board. At the organizational
                 ---------------------------------
meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

     Section 3.5  Vacancies and Additional Directorships. Newly created
                  --------------------------------------
directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though such majority is less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy, hold office for the remainder of the full term of the departed director and, if elected to a newly created directorship, hold office until the next annual meeting of stockholders, and, in either case, until such director's successor shall have been elected and qualified.

     Section 3.6  Regular Meetings. Regular meetings of the Board of Directors
                  ----------------
may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

     Section 3.7  Special Meetings. Special meetings of the Board of Directors
                  ----------------
may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President, or by any director. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     Section 3.8  Telephonic Meetings Permitted. Members of the Board of
                  -----------------------------
Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

     Section 3.9  Quorum; Vote Required for Action. At all meetings of the
                  --------------------------------
Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

     Section 3.10 Organization. Meetings of the Board of Directors shall be
                  ------------
presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.11 Action by Directors Without a Meeting. Unless otherwise
                  -------------------------------------
restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.12 Compensation of Directors. The Board of Directors shall have
                  -------------------------
the authority to fix the compensation of directors.

     Section 3.13 Removal. Subject to the provisions of the Certificate of
                  -------
Incorporation, any director may be removed from office at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of the stockholders called for the purpose.

                                   ARTICLE IV

                                   Committees
                                   ----------

     Section 4.1  Committees. The Board of Directors may, by resolution passed
                  ----------
by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 4.2  Committee Rules. Unless the Board of Directors otherwise
                  ---------------
provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to
Article III of these Bylaws.

                                    ARTICLE V

                                    Officers
                                    --------

     Section 5.1 Officers; Election. As soon as practicable after the annual
                 ------------------
meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board. The Board of Directors may also elect one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer or Chief Financial Officer and one or more Assistant Treasurers or Assistant Chief Financial Officers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

     Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as
                 -----------------------------------------------
otherwise provided in a resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     Section 5.3 Powers and Duties. The officers of the Corporation shall have
                 -----------------
such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE VI

                     Indemnification of Directors, Officers,
                     ---------------------------------------
                      Employees and Other Corporate Agents
                      -------------------------------------

     Section 6.1 Actions, Suits or Proceedings Other Than Those by or in the
                 -----------------------------------------------------------
Right of the Corporation. The Corporation may indemnify, in the manner and to
------------------------
the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 6.2 Actions, Suits or Proceedings by or in the Right of the
                 -------------------------------------------------------
Corporation. The Corporation may indemnify any person who was or is a party or
-----------
is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or in his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view or all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Section 6.3 Expenses Incurred. To the extent that a director, officer,
                 -----------------
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
6.1 and 6.2 above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6.4 Determination of Indemnification. Any indemnification provided
                 --------------------------------
under Sections 6.1 and 6.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct in Sections 6.1 and 6.2 above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

     Section 6.5 Advance of Expenses. Costs and expenses (including attorneys'
                 -------------------
fees) incurred by or on behalf of a director, officer, employee or agent in defending or investigating a civil or criminal action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director, officer, employee or agent shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification.

     Section 6.6 Non-exclusivity. The right of indemnity and advancement of
                 ---------------
expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or agent or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

     Section 6.7 Insurance. The Corporation may purchase and maintain insurance
                 ---------
on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

     Section 6.8 Inclusion of Constituent Corporation. For purposes of this
                 ------------------------------------
Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or, surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 6.9  Inclusion of Other Terms. For purposes of this Article VI,
                  ------------------------
reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article VI.

     Section 6.10 Continuation of Indemnification. The indemnification and
                  -------------------------------
advancement of expenses provided by, or granted pursuant to, this Article VI may, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                      Stock
                                      -----

     Section 7.1  Certificates. Every holder of stock in the Corporation shall
                  ------------
be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President, or a Vice President, and by the Treasurer or Chief Financial Officer or an Assistant Treasurer or Assistant Chief Financial Officer, if any, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 7.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New
                 -------------------------------------------------------------
Certificates. The Corporation may issue a new certificate of stock in the place
------------
of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

     Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be
                 -----------
determined by the Board of Directors.


     Section 8.2 Seal. The Corporation may have a corporate seal which shall
                 ----
have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and
                 -----------------------------------------------------------
Committees. Whenever notice is required to be given by law or under any
----------
provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.

     Section 8.4 Interested Directors; Quorum. No contract or transaction
                 ----------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 8.5 Form of Records. Any records maintained by the Corporation
                 ---------------
in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 8.6 Amendment of Bylaws. These Bylaws may be amended or
                 -------------------
repealed, and new Bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.

     Section 8.7 Gender. Any reference to the masculine gender in these
                 ------
Bylaws shall be construed to mean the feminine gender, as the situation may demand.

             CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS
             ------------------------------------------------------


     THIS IS TO CERTIFY:

     That I am a duly-elected, qualified and acting Secretary of Western Auto Supply Company, a Delaware corporation (the "Corporation"); that the foregoing amended and restated Bylaws were adopted as the Bylaws of the Corporation pursuant to the Written Consent of the Sole Stockholder of the Corporation dated as of December 19, 2001; said Bylaws are in full force and effect and have not been modified, rescinded or repealed as of this date.

     Executed this 19th day of December, 2001




                           /s/ Eric M. Margolin
                           -----------------------------------------------------
                           Eric M. Margolin, Secretary